Exhibit 99.1

Identity and Access Management Solutions Provider BIO-key’s Q4 Revenues

Doubled to $1.1M and 2020 Revenues Rose 25% to $2.8M;

Enters 2021 with $17M in Cash to Support Global Growth Initiatives;

Investor Call Today at 10am ET

WALL, NJ – March 25, 2021 - BIO-key International, Inc. (Nasdaq: BKYI), an innovative provider of biometric and multi-factor identity and access management (IAM) solutions for strong, convenient user authentication and large-scale identity applications, today reported results for its fourth quarter (Q4’20) and year ended December 31, 2020 (FY’20) and provided an initial outlook for 2021. BIO-key will host a conference call today at 10:00 a.m. ET (details below) to review its results and outlook.

2020 Highlights:

●	BIO-key completed a recapitalization in 2020 to support accelerated growth, ending the year with $19.0M of current assets, including $17.0M of cash equivalents ($2.17 per share).
●

BIO-key acquired PortalGuard® developer PistolStar, on June 30, 2020, enhancing its solutions suite, customer reach, leadership team, and global market opportunity. PortalGuard is a multifactor authentication and single sign-on platform deployed by hundreds of global customers and millions of end users, with particular strength in online education environments.

●	BIO-key Launched its PortalGuard IDaaS (Identity-as-a-Service) Cloud-based Authentication Solution in November 2020.
●	Q4’20 revenue rose to $1.1M or 99% over Q4’19 revenue of $0.5M.
●	2020 revenue rose 25% to $2.8M versus $2.3M in 2019.

Recent Highlights:

●	March - BIO-key began initial technology deployments for its Large-Scale ID Projects in Africa; expects revenue of $500K in Q1’21.
●	February - BIO-key Expanded its Partner-Centric Channel Alliance Program.
●	February - West Coast State Increased Deployment of BIO-key’s Biometric Authentication Solution for Centralized Voter Registration.
●	February - BIO-key Partnered With Appsian to Provide Advanced Authentication Security to Enterprise Resource Planning (ERP) Applications.
●	January - BIO-key Partnered with Managed Security Service Provider NGEN to Deliver PortalGuard Cloud Solution to Commercial and Government Customers.
●	January - Southeastern Illinois College Selected BIO-key's Cloud-Based PortalGuard® for Secure Authentication.
●	January - U.S. Department of Justice Division Leveraged PortalGuard for Secure Authentication.

BIO-key CEO Michael DePasquale commented, “2020 was a transformational year for BIO-key as we achieved pivotal milestones despite COVID-19 related challenges and disruptions. Business development activity was somewhat curtailed most of the year as enterprises struggled with the challenges posed by the pandemic. We recapitalized the Company following our mid-year acquisition of PortalGuard. Almost immediately, we began building momentum in our business, which is benefiting from IT security challenges driven by the shift to remote work and studies.

“We look to take advantage of this trend by ramping up our sales and marketing initiatives and working to stay in front of customers to present our expanded suite of biometric and identity and access management solutions. We continue to see robust interest for our PortalGuard solution within the higher education and enterprise markets, particularly now that we have added a cloud-hosted, identity as a service solution (IDaaS) to our existing on-premises solution. PortalGuard IDaaS was launched in Q4 and was well received by both new and existing customers that are increasingly seeking to move their IT infrastructure to the ‘asset-light’ cloud model.

“Certainly the move to cloud solutions has been significantly accelerated by the pandemic and the resulting work-from-home and study-from-home trends. This new off-premises computing dynamic has created unprecedented IT Security challenges as more users access mission critical data and applications outside the enterprise firewall. BIO-key is ideally suited to help enterprises meet these challenges with our attractively priced authentication and IAM solutions that support a wide array of multi-factor authentication options, including our core, patented biometric capabilities.

“Following a growing number of significant security breaches including SolarWinds, the Cybersecurity and Infrastructure Security Agency (CISA) recommended using multi-factor authentication strategies everywhere, and the FBI has specifically highlighted the benefits of biometrics for authentication. Our core strength and unique biometric capabilities set BIO-key apart from the competition, particularly as our technology is scalable to any size ID platform. Though we offer a very comprehensive suite of solutions, we continue to identify and evaluate other biometric forms and other FIDO factors that could further enhance our product suite.

“We continue to see substantial opportunity in Africa, and this week we commenced delivery for the first shipment of biometric fingerprint scanners in support of our initiatives in Nigeria and expect to record revenue of approximately $500K in Q1 with increasing activity throughout 2021. The launch reflects progress toward the normalization of business activity in Nigeria, which was delayed due to the global pandemic, as well as civil unrest and protests throughout the country. In addition to our projects in Nigeria, we are identifying and pursuing opportunities for other large-scale ID projects in neighboring countries, while also working to grow our base of relationships and channel partners across Africa.

“BIO-key’s Channel Alliance Partner Program (CAP) continues to build and is expected to become a key driver for long term growth. Launched in late 2019, the program has grown to encompass more than 50 partners on a global basis. We are working to double our partner base in the coming months to generate additional growth throughout 2021. Currently, about 10% of our recurring revenue comes from the CAP program, and our goal is to push that toward 30% in the near-term. The program expands our paths to market by leveraging partner contacts, market knowledge, and their sales teams to reach new customers where our technology solutions are a good fit and the partner has an existing relationship. We recently expanded the program to target managed service providers (MSPs) and managed security service providers (MSSPs) in addition to other integrators and value-added resellers and are seeing strong demand. We are also targeting partners in key verticals including in Financial, Higher Education and Government where our solutions are already proven to provide substantial value.

“The addition of PortalGuard to the BIO-key family has bolstered our in-house sales, marketing and R&D teams. We believe we now have the team and resources in place to take BIO-key to the next level and are making solid progress on driving revenue and most importantly, recurring revenue growth, as seen in our Q4 results.

Outlook

“As we enter fiscal 2021, we believe we are on-track for significant growth across the business, particularly as the global economy emerges from the impact of COVID-19. We currently expect full year revenues to range between $8M and $12M, with possible upside related to the pace of our African contracts, which remain difficult to project. The mid-point of this range would represent growth of more than 250% over FY’20 revenue and approximately 150% over FY’20 second half revenue annualized, as the second half included the full benefit of our PortalGuard acquisition. Depending on the mix of hardware and software revenues, we believe BIO-key is positioned to achieve profitability within our revenue guidance range”.

Financial Results

Q4’20 revenue approximately doubled to $1,064,000 from $535,000 in Q4’19, primarily due to a full quarter’s contribution related to the PistolStar/PortalGuard acquisition that closed on June 30, 2020. Revenues for FY 2020 improved to $2,837,000 from $2,268,000 in FY 2019 with the increase also attributable to the acquisition.

Gross margin improved to 71% in Q4’20, as compared to negative 25% gross margin in Q4’19, due primarily to the write-off of lock inventory in the prior-year period. For the full year, gross margin improved to 72% in FY’20 versus negative 9% in FY’19 due to software amortization as well as to the write-off of lock inventory, neither of which recurred in FY’20.

Q4’20 operating expenses before impairment increased to $2,175,000 from $2,042,000 in Q4’19, primarily reflecting the inclusion of PortalGuard operating expenses and increased marketing and sales expenses, offset by lower non-cash compensation expenses. The $133,000 or approximately 7% increase in total operating expenses before impairment supported a near 100% increase in revenues.

BIO-key reported a net loss available to stockholders of $1.4M, or $0.18 per share, in Q4’20, compared to a net loss of $9.5M, or $5.29 per share, in Q4’19. Weighted average basic shares outstanding were approximately 7.8M in Q4’20 compared 1.8M in Q4’19. Q4’20 results reflect $16,000 of net interest expense, as compared to net interest expense of $396,000 in Q4’19. Q4’19 also included an intangible asset impairment charge of $7.0M related to the write down of resalable software license rights.

In FY’20, net loss available to common shareholders was $9.8M, or $2.08 per share, including $4.3M of interest expense and a $499,000 loss related to the extinguishment of debt, partially offset by a gain of $341,000 for Paycheck Protection Program proceeds that were forgiven. In FY’19, net loss available to common shareholders was $14.6M, or $8.21 per share, including the $7.0M impairment charge and $1.1M of interest expense.

Financial Strength

Following its recapitalization by completing a $24.8M public offering of stock and warrants in July, BIO-key ended 2020 with current assets of $19.0M, including $17.0M of cash and cash equivalents.

Conference Call Details

Date / Time:	Today, Thursday, March 25th at 10 a.m. ET
Call Dial In #:	1-877-418-5460 U.S. or 1-412-717-9594 International
Live Webcast / Replay:	Investor Webcast & Replay – Available for 3 months.
Audio Replay:	1-877-344-7529 U.S. or 1-412-317-0088 Int’l; code 10153268

About BIO-key International, Inc. (www.bio-key.com)

BIO-key is revolutionizing authentication with biometric centric, multi-factor identity and access management (IAM) solutions, including its PortalGuard IAM solution, that provide convenient and secure access to devices, information, applications and high-value transactions. BIO-key’s proprietary software and hardware solutions, with industry leading biometric capabilities, enable large-scale on-premise and Identity-as-a-Service (IDaaS) solutions as well as customized enterprise and cloud solutions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology industry; market acceptance of biometric products generally and our products under development; our ability to execute and deliver on contracts in Africa; our ability to expand into Asia, Africa and other foreign markets; our ability to integrate the operations and personnel of PistolStar into our business; the duration and severity of the current coronavirus COVID-19 pandemic and its effect on our business operations, sales cycles, personnel, and the geographic markets in which we operate; delays in the development of products and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019 and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company undertakes no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Facebook – Corporate:	BIO-key International
Twitter – Corporate:	@BIOkeyIntl
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Investor & Media Contacts

William Jones, David Collins

Catalyst IR

212-924-9800

bkyi@catalyst-ir.com

BIO-key International, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$16,993,096	$79,013
Accounts receivable, net	548,049	126,000
Due from factor	60,453	110,941
Note receivable	295,000	-
Inventory	330,947	429,119
Prepaid expenses and other	201,507	108,397
Investment – debt security	512,821	512,821
Total current assets	18,941,873	1,366,291
Resalable software license rights	58,882	73,802
Equipment and leasehold improvements, net	81,793	95,509
Capitalized contract costs, net	165,315	231,519
Deposits and other assets	8,712	8,712
Operating lease right-of-use assets	487,325	566,479
Intangible assets, net	1,514,146	154,386
Goodwill	1,262,526	-
Total non-current assets	3,578,699	1,130,407
TOTAL ASSETS	$22,520,572	$2,496,698

LIABILITIES
Accounts payable	$244,158	$844,557
Loans payable – related parties	-	188,737
Accrued liabilities	508,487	572,885
Convertible notes payable, net of debt discount and debt issuance costs	-	2,255,454
Note payable – PistolStar acquisition, net of debt discount	232,000	-
Deferred revenue – current	657,349	359,212
Operating lease liabilities, current portion	234,309	170,560
Total current liabilities	1,876,303	4,391,405
Deferred revenue – long term	44,987	-
Operating lease liabilities, net of current portion	264,163	390,466
Total non-current liabilities	309,150	390,466
TOTAL LIABILITIES	2,185,453	4,781,871

Commitments

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock — authorized, 170,000,000 shares; issued and outstanding; 7,814,572 and 1,812,483 of $.0001 par value at December 31, 2020 and December 31, 2019, respectively	782	182
Additional paid-in capital	119,844,026	87,437,661
Accumulated deficit	(99,509,689)	(89,723,016)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	20,335,119	(2,285,173)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$22,520,572	$2,496,698

All BIO-key shares issued and outstanding for all periods reflect BIO-key’s 1-for-8 reverse stock split, which was effective November 20, 2020.

BIO-key International, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,		Years ended December 31,
	2020	2019	2020	2019

Revenues
Services	$503,667	$214,270	$1,432,228	$925,245
License fees	356,672	200,869	962,038	442,649
Hardware	203,491	119,669	442,516	899,634
Total revenues	1,063,830	534,808	2,836,782	2,267,528

Costs and other expenses
Cost of services	165,274	57,385	502,214	272,318
Cost of license fees	20,405	(203,035)	49,891	916,112
Cost of hardware	124,821	814,766	242,721	1,272,815
Total costs and other expenses	310,500	669,116	794,826	2,461,245
Gross Profit (Loss)	753,330	(134,308)	2,041,956	(193,717)

Operating expenses
Selling, general and administrative	1,765,119	1,686,050	5,848,687	5,036,820
Research, development and engineering	409,761	356,201	1,396,436	1,331,667
Total operating expenses before impairment	2,174,880	2,042,251	7,245,123	6,368,487
Impairment of resalable software license rights	-	(6,957,516)	-	(6,957,516)
Operating loss	(1,421,550)	(9,134,075)	(5,203,167)	(13,519,720)

Other income (expense)
Interest income	3,741	11	30,649	154
Government grant – Paycheck Protection Program	-	-	340,819	-
Interest expense	(19,635)	(395,818)	(4,343,212)	(1,069,134)
Loss on extinguishment of debt	-	-	(499,076)	-
Total other income (expense)	(15,894)	(395,807)	(4,470,820)	(1,068,980)
Net loss	(1,437,444)	(9,529,882)	(9,673,987)	(14,588,700)
Deemed dividend from trigger of anti-dilution provision feature	-	-	(112,686)	-
Net loss available to common stockholders	$(1,437,444)	$(9,529,882)	(9,786,673)	(14,588,700)

Basic and Diluted Loss per Common Share	$(0.18)	$(5.29)	$(2.08)	$(8.21)

Weighted Average Shares Outstanding:
Basic and Diluted	7,771,523	1,800,677	4,700,787	1,777,961

All BIO-key shares issued and outstanding for all periods reflect BIO-key’s 1-for-8 reverse stock split, which was effective November 20, 2020.